                                                                    EXHIBIT 99.1


(IASIS HEALTHCARE(R) LOGO)


INVESTOR CONTACT:
David R. White
Chairman and Chief Executive Officer
   or
W. Carl Whitmer
Chief Financial Officer
(615) 844-2747


                IASIS HEALTHCARE ANNOUNCES SECOND QUARTER RESULTS
----------------------------------------------------
              COMPANY REPORTS RECORD QUARTERLY EARNINGS AND EBITDA


FRANKLIN, Tennessee (May 2, 2002) -- IASIS Healthcare(R) Corporation today announced results for the second fiscal quarter ended March 31, 2002.

         Net revenue for the quarter ended March 31, 2002, was $244.4 million compared with $232.6 million in the same quarter of last year. Earnings before interest expense, minority interests, income taxes and depreciation and amortization (EBITDA) for the second quarter were $38.2 million compared with $35.6 million in the prior year period. Net earnings for the quarter ended March 31, 2002, were $12.7 million compared with net earnings of $5.0 million in the same prior year period. The results for the quarter ended March 31, 2001, include net revenue of $5.6 million and EBITDA losses of $1.7 million at Rocky Mountain Medical Center (RMMC), which was closed on June 2, 2001. Excluding RMMC, net revenue and EBITDA for the quarter ended March 31, 2001, were $227.0 million and $37.3 million, respectively.

         In commenting on the quarterly results, David R. White, chairman and chief executive officer of IASIS, said, "The Company achieved many milestones in the second quarter, including record EBITDA, net earnings and cash flows from operations. From the first quarter to the second quarter of fiscal year 2002, EBITDA increased 50% on an increase in adjusted patient days of 12.6%. I wish to take this opportunity to commend our people for their contribution toward the quarter's record results. I am also pleased with our efforts in the Arizona market where we have made significant improvements compared with the December quarter. Our emphasis in this market has been and will continue to be obtaining favorable price increases, focusing on growing profitable product lines, increasing physician recruitment and continued reduction of our operating expenses."

         Net revenue for the six months ended March 31, 2002, was $465.3 million compared with $452.0 million in the same period of last year. EBITDA for the first half of fiscal year 2002 totaled $63.7 million compared with $63.4 million for the same period in fiscal 2001. Net earnings for the six months ended March 31, 2002, was $13.0 million compared with net earnings of $1.4 million in the same period of last year. The results for the six months ended March 31, 2001, include net revenue and EBITDA losses of $9.7 million and $5.2 million, respectively, at RMMC. Excluding RMMC, net revenue and EBITDA for the six months ended March 31, 2001, were $442.3 million and $68.5 million, respectively.


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
IASIS Healthcare Announces Second Quarter Results
Page 2
May 2, 2002

        Acute Care Service Segment - Exclusive of RMMC, net revenue for the acute care service segment for the quarter ended March 31, 2002, was $208.7 million compared with net revenue of $201.1 million in the same prior year period, and EBITDA for the quarter ended March 31, 2002, was $36.5 million compared with $36.1 million in the same prior year period. The results for the current quarter included the benefit of a $1.9 million reduction in rent expense as a result of the acquisition of the land and buildings at two of our facilities in the Arizona market previously operated under long-term leases, offset by a comparable increase in professional liability costs. In addition, the quarter's results include an increase in employee health insurance costs of $1.1 million compared to the same period in the prior year.

        Exclusive of RMMC, net revenue for the acute care service segment for the six months ended March 31, 2002, was $396.4 million compared with net revenue of $389.6 million in the same prior year period, and EBITDA for the six months ended March 31, 2002, was $60.9 million compared with $66.2 million in the same prior year period. Results for the first half of fiscal 2002, which include a year-to-date benefit of a reduction in rent expense as discussed above, were negatively affected by a decline in the net revenue and volume in the hospital operations primarily in the Arizona market and increases in professional liability and employee health insurance costs.

        Same facility net patient revenue per adjusted patient day increased by 5.7% for the quarter ended March 31, 2002, and increased by 5.1% for the six months ended March 31, 2002, each compared with the same prior year period. Same facility hospital admissions and adjusted admissions for the quarter ended March 31, 2002, decreased from the prior year period by 2.5% and 0.4%, respectively. In addition, same facility hospital admissions and adjusted admissions for the six months ended March 31, 2002, decreased from the prior year period by 4.3% and 0.7%, respectively. Same facility data includes all of the Company's hospitals except RMMC. Excluding the Arizona market where the Company has focused on eliminating unprofitable product lines and related volume, same facility hospital admissions and adjusted admissions for the quarter ended March 31, 2002, increased 1.5% and 2.4%, respectively, while admissions and adjusted admissions for the six months ended March 31, 2002 increased 0.4% and 2.8%, respectively.

        Health Insurance Business Segment - Net revenue for Health Choice, the Medicaid health plan in the Company's Phoenix, Arizona market, for the quarter ended March 31, 2002, increased 37.8% to $35.7 million compared with $25.9 million in the same prior year period. Enrollment at Health Choice increased 31.8% from 42,273 members at March 31, 2001, to 55,719 members at March 31, 2002. Health Choice EBITDA for the quarter ended March 31, 2002, was $1.7 million compared with $1.2 million for the same prior year period, an increase of 41.7%. Net revenue for Health Choice for the six months ended March 31, 2002, increased 30.7% to $68.9 million compared with $52.7 million in the same prior year period. Health Choice EBITDA for the six months ended March 31, 2002, was $2.9 million compared with $2.4 million for the same prior year period, an increase of 20.8%.

        At March 31, 2002, the Company's net working capital was $64.8 million compared with $70.3 million at December 31, 2001. Net accounts receivable increased $7.6 million from $147.3 million at December 31, 2001, to $154.9 million at March 31, 2002, and amounted to 65 days of net revenue outstanding at March 31, 2002 compared to 64 days at December 31, 2001, excluding Medicare settlement accounts. Cash flows from operating activities for the quarter and six months ended March 31, 2002, were $27.0 million and $27.3 million, respectively. The Company had $17.0 million outstanding under its revolving credit facility at March 31, 2002, compared with $35.0 million at December 31, 2001.



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

IASIS Healthcare Announces Second Quarter Results
Page 3
May 2, 2002


        As previously reported, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 142, "Goodwill and Other Intangible Assets", effective October 1, 2001. As a result of completing step 1 of the transitional impairment tests required by SFAS 142, the Company expects to record a one-time, non-cash reduction to goodwill in the range of $30 million to $40 million by the fourth quarter of fiscal 2002. The reduction to goodwill, which will be reflected as a cumulative effect of a change in accounting principle and will have no impact on the Company's EBITDA or cash flows, relates to the impairment of goodwill associated with the Arizona market included in the acute care service segment. Net earnings for the quarter and six months ended March 31, 2001, includes amortization of goodwill of approximately $3.0 million and $6.0 million, respectively, which has been eliminated in fiscal year 2002 as a result of adopting SFAS No. 142.

        A listen-only simulcast and 30-day replay of IASIS Healthcare Corporation's second quarter conference call will be available through the Company's website at www.iasishealthcare.com beginning at 11:00 a.m. Eastern Time on May 2, 2002.

        IASIS Healthcare(R) Corporation, located in Franklin, Tennessee, is an owner and operator of acute care hospitals that develops and operates networks of medium-sized hospitals in high-growth urban and suburban markets. The Company operates its hospitals with a strong community focus by offering and developing healthcare services to meet the needs of the markets it serves, promoting strong relationships with physicians and working with local managed care plans. Currently, IASIS Healthcare(R) owns or leases 14 hospitals with a total of 2,085 beds in service. These hospitals are located in four regions: Salt Lake City, UT; Phoenix, AZ; Tampa-St. Petersburg, FL; and three cities in the state of Texas, including San Antonio. IASIS Healthcare(R) also operates five ambulatory surgery centers and a Medicaid health plan that currently serves over 55,700 members in Arizona. For more information on IASIS Healthcare(R) Corporation, please visit the Company's website at www.iasishealthcare.com

        This press release contains forward-looking statements within the meaning of the federal securities laws, which are intended to be covered by the safe harbors created thereby. These forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief or expectations including, but not limited to, the discussions of our operating and growth strategy (including possible acquisitions and dispositions), projections of revenue, income or loss, and future operations. Forward-looking statements involve risks and uncertainties including, without limitation, those associated with our ability to enter into favorable contracts with managed care plans; the highly competitive nature of the healthcare industry; possible changes in Medicare and Medicaid reimbursement levels and other federal or state healthcare reforms; future cost containment initiatives undertaken by purchasers of healthcare services; our ability to attract and retain qualified management and personnel, including physicians and nurses; our ability to service our significant indebtedness; the effect of existing and future governmental regulations, including the Balanced Budget Act of 1997, the Balanced Budget Refinement Act of 1999 and the Benefits Improvement Protection Act of 2000; the impact of possible governmental investigations; our ability to successfully employ our information systems at our hospitals; our limited operating history; our ability to successfully manage the risks of our Medicaid managed care plan, Health Choice; our ability to successfully complete and integrate acquisitions of other companies or facilities; general economic and business conditions; and those risks, uncertainties and other matters detailed in our Annual Report on Form 10-K for the fiscal year ended September 30, 2001, and from time to time in our filings with the Securities and Exchange Commission.

        Although we believe that the assumptions underlying the forward-looking statements contained in this press release are reasonable, any of these assumptions could prove to be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by the Company or any other person that our objectives and plans will be achieved. We undertake no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.



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
IASIS Healthcare Announces Second Quarter Results
Page 4
May 2, 2002


                          IASIS HEALTHCARE CORPORATION
         CONDENSED AND CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                                 (IN THOUSANDS)

                                                           THREE MONTHS ENDED             SIX MONTHS ENDED
                                                                MARCH 31,                     MARCH 31,
                                                        -----------------------       ------------------------
                                                          2002           2001           2002           2001
                                                        --------       --------       --------       ---------
Net revenue                                             $244,424       $232,619       $465,305       $ 451,988

Cost and expenses:
   Salaries and benefits                                  80,318         81,230        158,045         158,315
   Supplies                                               34,705         33,451         65,998          65,587
   Other operating expenses                               73,578         63,153        143,162         128,148
   Provision for bad debts                                17,591         19,175         34,365          36,570
   Interest, net                                          14,036         16,649         28,539          33,857
   Depreciation and amortization                          11,180         13,859         21,668          27,967
                                                        --------       --------       --------       ---------

         Total costs and expenses                        231,408        227,517        451,777         450,444
                                                        --------       --------       --------       ---------

Earnings from operations before minority interests
   and income taxes                                       13,016          5,102         13,528           1,544

Minority interests                                           301            120            524             173
                                                        --------       --------       --------       ---------

Earnings from operations before income taxes              12,715          4,982         13,004           1,371

Income tax expense                                            --             --             --              --
                                                        --------       --------       --------       ---------

         Net earnings                                     12,715          4,982         13,004           1,371

Preferred stock dividends reversed                            --             --             --         (25,348)
                                                        --------       --------       --------       ---------

Net earnings attributable to common stockholders        $ 12,715       $  4,982       $ 13,004       $  26,719
                                                        ========       ========       ========       =========

EBITDA                                                  $ 38,232       $ 35,610       $ 63,735       $  63,368
                                                        ========       ========       ========       =========

EBITDA margin                                               15.6%          15.3%          13.7%           14.0%




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
IASIS Healthcare Announces Second Quarter Results
Page 5
May 2, 2002


                          IASIS HEALTHCARE CORPORATION
                    CONDENSED AND CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                                                         (UNAUDITED)
                                                                          MARCH 31,       SEPT. 30,
                                                                             2002           2001
                                                                          ---------       ---------
                                     ASSETS
Current assets:
   Cash and cash equivalents                                              $      --       $   6,056
   Accounts receivable, net of allowance for doubtful accounts
     of $26,505 and $25,945, respectively                                   154,938         147,810
   Inventories                                                               22,882          21,891
   Prepaid expenses and other current assets                                 21,692          15,454
   Assets held for sale                                                      22,377          25,106
                                                                          ---------       ---------
         Total current assets                                               221,889         216,317

Property and equipment, net                                                 387,827         335,037
Goodwill and other intangibles, net                                         292,472         292,304
Deferred debt financing costs, net                                           19,985          19,768
Other assets                                                                  3,037           2,883
                                                                          ---------       ---------
         Total assets                                                     $ 925,210       $ 866,309
                                                                          =========       =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                                       $  52,959       $  48,062
   Salaries and benefits payable                                             14,385          16,806
   Accrued interest payable                                                  17,644          18,297
   Medical claims payable                                                    28,108          21,871
   Other accrued expenses and other current liabilities                      17,656          21,647
   Current portion of accrued loss on discontinued operations                   193             396
   Current portion of long-term debt and capital lease obligations           26,135          19,603
                                                                          ---------       ---------
         Total current liabilities                                          157,080         146,682

Long-term debt and capital lease obligations, net of current portion        564,669         530,574
Other long-term liabilities                                                  19,193          18,380
Minority interest                                                             4,748           4,379
                                                                          ---------       ---------
         Total liabilities                                                  745,690         700,015

Stockholders' equity:
   Common stock - $0.01 par value, authorized 100,000,000 shares;
     31,984,779 shares issued and 31,955,863 shares outstanding at
     March 31, 2002; 31,961,445 shares issued and 31,932,529
     shares outstanding at September 30, 2001                                   320             320
   Additional paid-in capital                                               450,718         450,496
   Treasury stock, at cost, 16,306,541 shares at March 31, 2002
     and September 30, 2001                                                (155,300)       (155,300)
   Accumulated deficit                                                     (116,218)       (129,222)
                                                                          ---------       ---------
         Total stockholders' equity                                         179,520         166,294
                                                                          ---------       ---------
         Total liabilities and stockholders' equity                       $ 925,210       $ 866,309
                                                                          =========       =========



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
IASIS Healthcare Announces Second Quarter Results
Page 6
May 2, 2002


                          IASIS HEALTHCARE CORPORATION
         CONDENSED AND CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                                 (IN THOUSANDS)

                                                                              SIX MONTHS ENDED
                                                                                  MARCH 31,
                                                                          -------------------------
                                                                            2002            2001
                                                                          ---------       ---------
Cash flows from operating activities:
   Net earnings                                                           $  13,004       $   1,371
   Adjustments to reconcile net earnings
     to net cash provided by operating activities:
       Depreciation and amortization                                         21,668          27,967
       Minority interests                                                       524             173
       Gain on sale of property and equipment                                     7             (44)
       Changes in operating assets and liabilities,
         net of the effect of dispositions:
           Accounts receivable                                               (6,913)        (21,562)
           Inventories, prepaid expenses and other current assets            (7,394)         (8,848)
           Accounts payable and other accrued liabilities                     6,850           5,059
           Accrued loss on discontinued operations                             (419)         (1,725)
                                                                          ---------       ---------
       Net cash provided by operating activities                             27,327           2,391
                                                                          ---------       ---------

Cash flows from investing activities:
   Purchases of property and equipment                                      (71,445)        (22,445)
   Proceeds from sales of property and equipment                                149             427
   Payments for dispositions, net                                                --            (156)
   Change in other assets                                                      (433)           (125)
                                                                          ---------       ---------
       Net cash used in investing activities                                (71,729)        (22,299)
                                                                          ---------       ---------

Cash flows from financing activities:
   Proceeds from issuance of common stock                                       222           1,900
   Proceeds from senior bank debt borrowings                                120,300          91,800
   Payment of debt and capital leases                                       (79,673)        (74,675)
   Debt financing costs incurred                                             (2,347)             --
   Other                                                                       (156)          1,676
                                                                          ---------       ---------
       Net cash provided by financing activities                             38,346          20,701
                                                                          ---------       ---------

Increase (decrease) in cash and cash equivalents                             (6,056)            793
Cash and cash equivalents at beginning of period                              6,056              --
                                                                          ---------       ---------
Cash and cash equivalents at end of period                                $      --       $     793
                                                                          =========       =========

Supplemental disclosure of cash flow information:
     Cash paid for interest                                               $  28,937       $  39,669
                                                                          =========       =========
     Cash paid (refunded) for income taxes, net                           $  (1,831)      $   3,700
                                                                          =========       =========

Supplemental schedule of investing activities:
   Effects of dispositions, net:
     Assets disposed of, net of cash                                      $      --       $     655
     Liabilities paid                                                            --            (536)
     Repurchase of common stock                                                  --            (275)
                                                                          ---------       ---------
       Payments for dispositions, net                                     $      --       $    (156)
                                                                          =========       =========

Supplemental schedule of noncash investing
  and financing activities:
   Capital lease obligations incurred to acquire equipment                $      --       $     667
                                                                          =========       =========
   Exchange of preferred stock for common stock                           $      --       $ 189,278
                                                                          =========       =========



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
IASIS Healthcare Announces Second Quarter Results
Page 7
May 2, 2002


                          IASIS HEALTHCARE CORPORATION
                         SEGMENT INFORMATION (UNAUDITED)
                                 (IN THOUSANDS)

                                                            THREE MONTHS ENDED              SIX MONTHS ENDED
                                                                  MARCH 31,                     MARCH 31,
                                                          ------------------------      ------------------------
                                                            2002           2001           2002           2001
                                                          ---------      ---------      ---------      ---------
ACUTE CARE SERVICE:
Net revenue                                               $ 210,143      $ 209,161      $ 399,291      $ 403,421
Revenue between segments                                     (1,407)        (2,428)        (2,844)        (4,091)
                                                          ---------      ---------      ---------      ---------
  Net revenue                                               208,736        206,733        396,447        399,330
Salaries and benefits                                        79,047         80,026        155,535        155,955
Supplies                                                     34,608         33,311         65,801         65,350
Other operating expenses                                     41,002         39,792         79,899         80,456
Provision for bad debts                                      17,591         19,175         34,365         36,570
                                                          ---------      ---------      ---------      ---------
  EBITDA                                                     36,488         34,429         60,847         60,999
Interest expense, net                                        14,036         16,649         28,587         33,857
Depreciation and amortization                                11,153         13,794         21,612         27,848
                                                          ---------      ---------      ---------      ---------
  Earnings (loss) from operations before
    minority interests and income taxes                      11,299          3,986         10,648           (706)
Minority interests                                              301            120            524            173
                                                          ---------      ---------      ---------      ---------
  Earnings (loss) from operations before income taxes     $  10,998      $   3,866      $  10,124      $    (879)
                                                          =========      =========      =========      =========

Segment assets                                            $ 905,098      $ 895,775      $ 905,098      $ 895,775
                                                          =========      =========      =========      =========


HEALTH CHOICE:
Capitation premiums and other payments                    $  35,688      $  25,886      $  68,858      $  52,658
Revenue between segments                                         --             --             --             --
                                                          ---------      ---------      ---------      ---------
  Net revenue                                                35,688         25,886         68,858         52,658
Salaries and benefits                                         1,271          1,204          2,510          2,360
Supplies                                                         97            140            197            237
Other operating expenses                                     32,576         23,361         63,263         47,692
Provision for bad debts                                          --             --             --             --
                                                          ---------      ---------      ---------      ---------
  EBITDA                                                      1,744          1,181          2,888          2,369
Interest income                                                  --             --            (48)            --
Depreciation and amortization                                    27             65             56            119
                                                          ---------      ---------      ---------      ---------
Earnings from operations before
  minority interests and income taxes                         1,717          1,116          2,880          2,250
Minority interests                                               --             --             --             --
                                                          ---------      ---------      ---------      ---------
  Earnings from operations before income taxes            $   1,717      $   1,116      $   2,880      $   2,250
                                                          =========      =========      =========      =========

Segment assets                                            $  20,060      $   5,049      $  20,060      $   5,049
                                                          =========      =========      =========      =========



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
IASIS Healthcare Announces Second Quarter Results
Page 8
May 2, 2002


                          IASIS HEALTHCARE CORPORATION
                    FINANCIAL AND OPERATING DATA (UNAUDITED)

                                                        THREE MONTHS ENDED           SIX MONTHS ENDED
                                                             MARCH 31,                  MARCH 31,
                                                       --------------------        --------------------
                                                         2002        2001           2002         2001
                                                       -------      -------        -------      -------
Number of hospitals at end of period                        14           15             14           15

Licensed beds at end of period                           2,507        2,706(1)       2,507        2,706(1)

Beds in service at end of period                         2,085        2,205(1)       2,085        2,205(1)

Average length of stay (days)                             4.40         4.44           4.29         4.40

Occupancy rates for same facilities
    (average beds in service)                             48.3%        49.2%          44.2%        46.7%

Admissions                                              20,621       21,587         39,179       41,593

Adjusted admissions                                     33,466       34,366         64,531       66,155

Patient days                                            90,630       95,926        168,122      183,186

Adjusted patient days                                  142,367      147,619        268,782      282,277

Outpatient revenue as a % of gross patient revenue        36.1%        35.0%          37.5%        34.9%


(1) Includes 118 licensed beds and 71 beds in service at Rocky Mountain Medical Center, opened April 10, 2000 and closed on June 2, 2001.


                                      -END-